Exhibit 5.1

Faegre Baker Daniels LLP

2200 Wells Fargo Center, 90 South Seventh Street

Minneapolis, Minnesota 55402-3901

Phone +1 612 766 7000

Fax +1 612 766 1600

September 16, 2016

Sun BioPharma, Inc.

712 Vista Boulevard #305

Waconia, MN 55387

Ladies and Gentlemen:

We are acting as counsel to Sun BioPharma, Inc., a Delaware corporation (the “Company”), in connection with the proposed registration by the Company of an aggregate of 3,331,500 shares of common stock, par value $0.001 per share (the “Shares”), pursuant to a registration statement on Form S-1 dated the date hereof, filed with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”) (such registration statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). The Shares to be registered pursuant to the Registration Statement are proposed to be sold by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) and consist of (i) 2,221,000 Shares (the “Base Shares”) outstanding as of the date hereof and (ii) 1,110,500 Shares (the “Warrant Shares”) issuable upon the exercise of warrants to purchase common stock of the Company (the “Warrants”) held by the Selling Stockholders as of the date hereof.

In connection with the foregoing representation, we have examined the Company’s Certificate of Incorporation, as amended, its Amended and Restated By-Laws and such other documents, including the Registration Statement, and have reviewed such matters of law as we have deemed necessary for this opinion.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the Selling Stockholders and officers and other representatives of the Company.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1.     The Base Shares have been duly authorized under the laws of the State of Delaware, and such Base Shares are validly issued and outstanding and fully paid and nonassessable.

2.     The Warrant Shares have been duly authorized under the laws of the State of Delaware, and such Warrant Shares will, when issued and sold upon exercise of the Warrants, in accordance with their terms, after payment of the full exercise price for such Warrant Shares and when, if issued as certificated shares, certificates representing such Warrant Shares have been duly executed by the Company, countersigned and registered by the Company’s transfer agent/registrar and delivered on behalf of the Company, or, if issued as uncertificated shares, upon authorization thereof by action of the Company and registration by the Company’s transfer agent/registrar, be validly issued, fully paid and nonassessable.

Sun BioPharma, Inc.
September 16, 2016

We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

FAEGRE BAKER DANIELS LLP

By:     /s/ Joshua L. Colburn
           Joshua L. Colburn